UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Blanca Corp.

(Name of small business issuer in its charter)

            Nevada                                     1000                                            98-0495938

(State or jurisdiction of incorporation         (Primary Standard Industrial Classification Code      (I.R.S. Employer Identification No.

          or organization)                                                       Number)

#114, 219 Grant Street, Saskatoon, Saskatchewan, S7N 2A1

Tel:  306-880-2441   Fax:  306-242-0440

(Address and telephone number of principal executive offices)

Val-U-Corp Services, Inc., 1802 N. Carson St., Ste 212, Carson City, NV   89701

Tel:  775-887-8853

 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered	Dollar Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	24,742,500	$2,474,250	$0.10	$2,474,250	$264.74

(1)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 of the Securities Act.

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective.  This Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Copies of Communications to:

#114, 219 Grant Street

        Saskatoon, Saskatchewan, S7N 2A1

Tel: 360-880-2441  Fax: 306-242-0440

Subject to Completion, Dated ______________, 2006

PROSPECTUS

Blanca Corp.

All of the shares being offered, when sold, will be sold by the Selling Shareholders as listed in this prospectus.  The Selling Shareholders are offering:

24,742,500 shares of common stock

The shares were acquired by the Selling Shareholders directly from us in a private offering that was exempt from registration under United States securities laws.

Our common stock is presently not traded on any market or securities exchange and, as a result, shareholders may not be able to liquidate their shareholdings. It is our intention to have a market maker apply for quotation of our common stock on the Over the Counter Bulletin Board following the effectiveness of this registration statement. The 24,742,500 shares of our common stock can be sold by the Selling Shareholders at an initial  price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Selling Shareholders may sell the shares as detailed in the section entitled “Plan of Distribution”.

The Selling Shareholders or any one of them may be deemed to be an underwriter under the Securities Act of 1933.

We will not receive any proceeds from any sales made by the Selling Stockholders.  We have paid the expenses of preparing this prospectus and the related registration expenses.

The purchase of the securities offered through this prospectus is speculative.  SEE SECTION TITLED "RISK FACTORS" ON PAGE 8.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

**************

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

**************

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements, and notes included in this prospectus.  You should read the entire prospectus carefully, including “Risk Factors” and our financial statements and notes to the financial statements before making an investment in Blanca Corp.

About the Company

We are a start-up mineral exploration company.  We have had no revenues as of the end of our most recent fiscal year and we have only recently begun operations.

Our principal offices are located at #114, 219 Grant Street, Saskatoon, Saskatchewan, S7N 2A1.  Our telephone number is (360)-880-2441.  Our fiscal year end is September 30.

On August 1, 2006 we staked a 405 hectare (approximately 1,000 acres) mineral claim in the Province of British Columbia, Canada using an online staking system operated by the government of British Columbia.  The name of this claim is “Blanca 1”..

We paid approximately $147 to the Province of British Columbia to acquire the mineral rights to the Blanca 1 claim. In order to maintain our claim, we need to spend approximately $1,350 in exploration expenses for each of the three years beginning on August 1, 2007, and approximately $1,700 for each of the subsequent years.  Instead of incurring exploration expenses, we may pay these amounts to the Province of British Columbia.  If we fail to either incur these exploration expenses or make payments in the equivalent amounts our claim will be forfeited.

Our plan of operations is to carry out exploration of the Blanca 1 mineral property. Our specific exploration plan for the mineral property, together with information regarding the location and accessibility, geology,  age and structure of the mineral property, and general considerations related to uranium mineralization, is presented in this prospectus under the heading “Description of Property”.  Our exploration program is preliminary in nature in that its completion will not result in a determination that the mineral property contains commercially exploitable quantities of mineralization. We require additional financing in order to complete full exploration of the mineral claim. We do not have sufficient financing to complete the purchase of the mineral rights or to explore the mineral claim at present and there is no assurance that we will be able to obtain the necessary financing.

Our objective is to conduct exploration activities on our mineral claim to assess whether the claim has any commercially viable gold or silver deposits. Until we can validate otherwise, the claim is without known resources or reserves and we have planned a one phase program to explore our claim.  Access to the claim is restricted to the period of June 1 to October 15 of each year due to snow in the area. This means that our exploration activities are limited to a period of about four and a half months per year.  We will explore our claim between June 1, 2007 and October 15, 2007 and our goal is to complete our first phase of exploration within this period. A small programme of stream sediment and rock sampling, based upon a budget of $22,000, is proposed to confirm the economic significance of the property.

If our exploration activities indicate that there are no commercially viable gold deposits on our mining claims we will abandon the claims and stake one or more new claims to explore in British Columbia.  We will continue to stake and explore claims in British Columbia as long as we can afford to do so.

To date we have raised $34,990 in four offerings completed in August 2004, April 2006, May 2006 and June 2006.  The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for these three offerings.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
August 2004	$0.001	2,000,000 (1)	$2,000
April 2006	$0.02	260,000 (2)	$5,200
May 2006	$0.02	961,000 (3)	$19,220
June 2006	$0.02	428,500 (4)	$8,570

(1)

Subsequent to the issuance of these securities, our shares were forward split on the basis of fifteen new shares for each one old share.  Accordingly, the 2,000,000 have now been split into 30,000,000 shares.

(2)

Subsequent to the issuance of these securities, our shares were forward split on the basis of fifteen new shares for each one old share.  Accordingly, the 260,000 have now been split into 3,900,000 shares.

(3)

Subsequent to the issuance of these securities, our shares were forward split on the basis of fifteen new shares for each one old share.  Accordingly, the 961,000 have now been split into 14,415,000 shares.

(4)

Subsequent to the issuance of these securities, our shares were forward split on the basis of fifteen new shares for each one old share.  Accordingly, the 428,500 have now been split into 6,427,500 shares.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors.  We rely upon the sale of our securities to fund operations or interim loans from our president.   There is no assurance that either of these sources of financing will continue in the future.

The Offering

The offering consists of an aggregate of 24,742,500 shares of our common stock at a price of $0.10 per share.  The shares offered are held by the minority shareholders (the “Selling Shareholders”).  Currently, our sole officer and director, being our President, beneficially owns 55% of our issued and outstanding shares and will exercise control over matters requiring stockholder approval and will be able to elect all of our directors.  Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have.

Our shares are currently not traded on any market or exchange.   They may never be liquid in any way.

THE OFFERING

This prospectus covers up to 24,742,500 shares of our common stock to be sold by the Selling Shareholders identified in this prospectus.

Shares offered by the Selling Shareholders:	24,742,500 shares of common stock, which amount to approximately 45% of our issued and outstanding stock.
Common stock outstanding as of January 10, 2007:	54,742,500. We have no outstanding options, warrants or other derivative securities.
Offering price:

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon several factors, including the price we thought that a purchaser would be willing to pay for our shares, and our lack of operating history.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus.  We will pay for the expenses associated with the offering, which we estimate to be approximately $12,475.  Refer to “Plan of Distribution” herein.

January 10, 2007
Use of proceeds:

We will not receive any of the proceeds of the shares offered by the Selling Shareholders.  The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, geologist, technical writing, printing and filing costs.

Selected Financial Highlights

Balance Sheet Data: (Consolidated)	Year ended Sept. 30, 2006	Year ended Sept. 30, 2005
	(Audited)	(Audited)
Cash	21,849	0
Total Assets	21,849	0
Liabilities	17,406	280
Total Liabilities and Stockholder's Equity	21,849	0

Statement of Operations (Consolidated)	Year ended Sept. 30, 2006	Year ended Sept. 30, 2005
	(Audited)	(Audited)
Revenue	0	0
Net Loss	28,267	0
Net Loss Per Share	0	0
Weighted Average Number of Common Shares Outstanding	37,884,973	30,000,000

RISK FACTORS

An investment in our common stock involves a number of significant risks.  You should carefully consider the following material risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock.  Our business, operating results, and financial condition could be seriously harmed due to any of the following material risks.  The risks described below are not the only ones facing our company.  There could be additional risks not presently known to us that may impair our business operations.  If our business is impaired or fails, you could lose all or part of your investment.

***You should read the following risk factors

carefully before purchasing our common stock. ***

RISKS RELATING TO OUR BUSINESS

If we do not obtain additional financing, our business may fail.

Our current operating funds are estimated to be sufficient to complete Phase One of our planned exploration program on our Blanca 1 mineral claim.  However, we will need to obtain additional financing in order to complete our business plan.  Our business plan calls for significant expenses in connection with the exploration of our mineral claim.  We have not made arrangements to secure any additional financing. If we are unable to raise additional funds, our business may fail.

Our failure to make required work expenditures could cause us to lose title to our mineral claim, which could prevent us from carrying out our business plan.

The Blanca 1 mineral claim has an expiry date of August 1, 2007 and in order to maintain the tenure in good standing it will be necessary for us to co-ordinate an agent to perform and record valid exploration work with the value of approximately $3.33  per hectare in anniversary years 1, 2 and 3 (which amounts to approximately $1,350 per year) and approximately $6.66 per hectare in subsequent years (which amounts to approximately $2,700 per year) or pay the equivalent sum to the Province of British Columbia in lieu of work.  Failure to perform and record valid exploration work or pay the equivalent sum to the Province of British Columbia on the anniversary dates will result in forfeiture of title to the claim, which could prevent us from carrying out our business plan.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We have not begun the initial stages of exploration of our mineral claim, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully.  We were incorporated on July 30, 2004 and to date have been involved primarily in organizational activities, obtaining financing and staking our mineral claim.  We have not earned any revenues and we have never achieved profitability as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral property that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.  We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.

We have never earned any revenue and we have never been profitable. Prior to completing exploration on our Blanca 1 mineral claim, we may incur increased operating expenses without realizing any revenues from our claim, causing us to incur operating losses for the foreseeable future.  If our operating losses continue for a sustained period our business may fail.

Because of the speculative nature of mineral exploration, there is substantial risk that no commercially viable gold or silver deposits will be found and our business will fail.

Exploration for gold and silver is a speculative venture involving substantial risk.  We can provide investors with no assurance that our Blanca 1 mineral claim contains commercially viable gold or silver deposits.  The exploration program that we will conduct on our claim may not result in the discovery of commercially viable gold or silver deposits.  Problems such as unusual and unexpected rock formations and other conditions are involved in gold and silver exploration which often result in unsuccessful exploration efforts.  In such a case, we may be unable to complete our business plan and you could lose your entire investment in this offering.

Because of the inherent dangers involved in gold and silver exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for gold and silver involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  We currently have no such insurance nor do we expect to get such insurance for the foreseeable future.  If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets causing our business to fail.

Because access to our mining claim is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts.

Access to our Blanca 1 mineral claim is restricted to the period between June 1 and October 15 of each year due to snow in the area.  As a result, any attempts to visit, test, or explore the property are largely limited to these four and a half months of the year when weather permits such activities.  These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found.  Such delays can result in our inability to meet deadlines for exploration expenditures as defined by the Province of British Columbia and could cause our business to fail and the loss of your entire investment in this offering unless we can meet deadlines.

As we undertake exploration of our mining claim, we will be subject to compliance of government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals.  We will be subject to the mining laws and regulations as contained in the Mineral Tenure Act of the Province of British Columbia as we carry out our exploration program.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.  While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

Because our management has no experience in the mineral exploration business we may make mistakes and this could cause our business to fail.

Our President has no previous experience operating an exploration or a mining company and because of this lack of experience he may make mistakes.  Our management lacks the technical training and experience with exploring for, starting, or operating a mine.  We rely on information provided by our geologist in our attempt to carry out exploration on our Blanca 1 mineral claim.   With no direct training or experience in these areas our management may not be fully aware of the many specific requirements related to working in this industry.  Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's lack of experience in this industry.

Because we hold a significant portion of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms.

We hold a significant portion of our cash reserves in United States dollars.  Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in both translation gains or losses in Canadian dollar terms.  If there was to be a significant decline in the United States dollar versus the Canadian Dollar, our US dollar purchasing power in Canadian dollars would also significantly decline.  We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that we will continue as a going concern.  As discussed in Note 1 to the financial statements, we were recently incorporated on July 30, 2004, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern.  Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations.  Such financings may not be available or may not be available on reasonable terms.  Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

RISKS RELATING TO THE OFFERING

There is no liquidity and no established public market for our common stock and it may prove impossible to sell your shares.

There is presently no public market in our shares.  While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale.  Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 (the “Securities Exchange Act”) impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks".  A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

If the Selling Shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The Selling Shareholders are offering 24,742,500 shares of our common stock through this prospectus.  They must sell these shares at a fixed price of $0.10 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange.  Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall.  The amount of common stock owned by the Selling Shareholders described in this prospectus represent approximately 45% of the common shares currently outstanding.

Our stock is substantially controlled by one shareholder for the foreseeable future and as a result, that shareholder will be able to control our overall direction.

Our President, Scott Elgood, owns approximately 55% of our outstanding shares.  As a result, he will be able to control the outcome of all matters requiring stockholder approval and will be able to elect all of our directors.  Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in our company.

FORWARD LOOKING STATEMENTS

This Form SB-2 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning.  Various factors could cause actual results to differ materially from those expressed in the forward looking statements, including those described in "Risk Factors" in this prospectus.  We urge you to be cautious of these forward-looking statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

The common stock offered are being registered for the Selling Shareholders as specified herein.  The Selling Shareholders will receive all proceeds from the sale of common stock.

DETERMINATION OF OFFERING PRICE

The selling shareholders are required to sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The offering price of $0.10 is not based upon our net worth, earnings, total asset value or any other objective measure of value based upon accounting measurements.  Should a market for our securities, the market price may be less than the offering price.

In  determining the initial offering price, our Board of Directors considered the following factors:

•

Our lack of operating history;

•

The price that we thought a purchaser would be willing to pay for our shares; and

•

our capital structure.

DILUTION

The common stock to be sold by the Selling Shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

The Selling Shareholders named in this prospectus are offering all of the 24,742,500 shares of common stock offered through this prospectus.  These shares were acquired from us in the following private placements:

1.

260,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in April 2006.  Subsequently on July 29, 2006, we forward split our stock on the basis of 15 new shares for each one old share.  Accordingly, these 260,000 shares have now been split into 3,900,000 shares;

2.

961,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in May 2006.  Subsequently on July 29, 2006, we forward split our stock on the basis of 15 new shares for each one old share.  Accordingly, these 961,000 shares have now been split into 14,415,000 shares; and

3.

428,500 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in June 2006.  Subsequently on July 29. 2006, we forward split our stock on the basis of 15 new shares for each one old share.  Accordingly, these 428,500 shares have now been split into 6,427,500 shares.

The shares were sold solely by our President to his close friends and close business associates under exemptions provided in Canada and Regulation S.  There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each before the offering;

2.

the total number of shares that are to be offered by each;

3.

the total number of shares that will be owned by each upon completion of the offering; and

4.

the percentage owned by each upon completion of the offering.

The following table provides as of January 10, 2007 information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders.

Name of Selling		Beneficial Ownership		# Shares	Beneficial Ownership
Shareholder		Before Offering		Offered	After Offering
First	Last	# Shares	Percent		# Shares	Percent

Julie	Blackburn	600,000	1.10%	600,000	-	-
Valerie	Blackburn	562,500	1.03%	562,500	-	-
Charles	Blair	450,000	0.82%	450,000	-	-
David	Blair	562,500	1.03%	562,500	-	-
Jurgen	Brandmeier	540,000	0.99%	540,000	-	-
Tim	Brown	750,000	1.37%	750,000	-	-
John	Bukowski	412,500	0.75%	412,500	-	-
Mike	Cook	600,000	1.10%	600,000	-	-
Diane	Cote	600,000	1.10%	600,000	-	-
Thea	Dumme	375,000	0.69%	375,000	-	-
John	Fothergill	750,000	1.37%	750,000	-	-
Brian	Geiger	600,000	1.10%	600,000	-	-
Donna	Geiger	600,000	1.10%	600,000	-	-
Bryce	Geiger	450,000	0.82%	450,000	-	-
Jeremy	Hammond	525,000	0.96%	525,000	-	-
Darren	Hird	750,000	1.37%	750,000	-	-
Rai	Iverson	525,000	0.96%	525,000	-	-
Theresa	Iverson	525,000	0.96%	525,000	-	-
Brendan	King	750,000	1.37%	750,000	-	-
Rhonda	King	750,000	1.37%	750,000	-	-
Brent	Kopp	750,000	1.37%	750,000	-	-
Tan	Lappi	750,000	1.37%	750,000	-	-
Gina	Laughlin	690,000	1.26%	690,000	-	-
Elizabeth	McDougall	750,000	1.37%	750,000	-	-
John	McDougall	750,000	1.37%	750,000	-	-
Don	McLeod	600,000	1.10%	600,000	-	-
Susan	McLeod	450,000	0.82%	450,000	-	-
Shell	Norlander	525,000	0.96%	525,000	-	-
Christa	Paquin	525,000	0.96%	525,000	-	-
Rene	Pfander	487,500	0.89%	487,500	-	-
Lorraine	Pollock	750,000	1.37%	750,000	-	-
Uwe	Rieger	750,000	1.37%	750,000	-	-
Lindsay	Robertson	900,000	1.64%	900,000	-	-
Claudia	Ruiz	750,000	1.37%	750,000	-	-
Grace	Wei	487,500	0.89%	487,500	-	-
Joyce	Wei	525,000	0.96%	525,000	-	-
Michael	Wei	450,000	0.82%	450,000	-	-
Mike	Wichmann	675,000	1.23%	675,000	-	-
Christopher	Wilkinson	750,000	1.37%	750,000	-	-
Fouad	Zarifeh	750,000	1.37%	750,000	-	-

Total			45.20%	24,742,500	-	-

Footnotes:

(1)

This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Shareholders are not required to sell their shares.

(2)

The percentage is based on 54,742,500 common shares outstanding as of January 10, 2007.

(3)

Julie Blackburn is the daughter of Valerie Blackburn.  Each of these shareholders has no beneficial interest in the other party's respective holdings.

(4)

Charles Blair is the father of David Blair.  Each of these shareholders has no beneficial interest in the other party's respective holdings.

(5)

Brian Geiger and Donna Geiger are spouses and Bryce Geiger is the son of Donna Geiger and Brian Geiger.  Each of these shareholders has no beneficial interest in the other party's respective holdings.

(6)

Rai Iverson and Theresa Iverson are spouses.  Each of these shareholders has no beneficial interest in the other party's respective holdings.

(7)

Brenda King and Rhonda King are ex-spouses.  Each of these shareholders has no beneficial interest in the other party's respective holdings.

(8)

Elizabeth McDougall and John McDougall are spouses.  Each of these shareholders has no beneficial interest in the other party's respective holdings.

(9)

Don McLeod is the son of Susan McLeod.  Each of these shareholders has no beneficial interest in the other party's respective holdings.

(10)

Grace Wei, Joyce Wei and Michael Wei are siblings.  Each of these shareholders has no beneficial interest in the other party's respective holdings.

Other than detailed in the footnotes above, we are not aware of any family relationships among selling shareholders.

The number and percentage of shares beneficially owned is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days of the date of this prospectus.  The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that the Selling Shareholders do not purchase additional shares of common stock, and assumes that all shares offered are sold.  It is possible that the Selling Shareholders may not sell all of the securities being offered.

Except as indicated above, none of the Selling Shareholders or their beneficial owners:

•

has attributed beneficial ownership to any other selling shareholder as far as we are aware;

•

has attributed beneficial ownership to any member of our management;

•

has had a material relationship with us other than as a shareholder at any time within the past three years;

•

has ever been one of our officers or directors; or z are broker-dealers or affiliates of broker-dealers.

PLAN OF DISTRIBUTION

We are registering the common stock on behalf of the Selling Shareholders.  The 24,742,500 shares of our common stock can be sold by the Selling Shareholders at an initial price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

No public market currently exists for our shares of common stock.  We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board.  The OTC Bulletin Board is a securities market but should not be confused with the NASDAQ market.  OTC Bulletin Board companies are subject to far less restrictions and regulations than are companies traded on the NASDAQ market.  However, there is no assurance that we can be traded on the OTC Bulletin Board and the NASD, which regulates the OTC Bulletin Board, has applied to the SEC to allow additional restrictions and requirements upon the part of OTC Bulletin Board securities.  We currently do not meet either the existing requirements or the proposed additional restrictions and requirements of the OTC Bulletin Board, and we cannot assure you that we will ever meet these requirements.

The Selling Shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.

on such public markets or exchanges as the common stock may from time to time be trading;

2.

in privately negotiated transactions;

3.

through the writing of options on the common stock;

4.

in short sales; or

5.

in any combination of these methods of distribution.

The sales price to the public may be:

1.

the market price prevailing at the time of sale;

2.

a price related to such prevailing market price; or

3.

such other price as the Selling Shareholders determine from time to time.

The Selling Shareholders are required to sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with Rule 144 of the Securities Act.  In general, under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the Company's common stock then outstanding; or

2.

the average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

The Selling Shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the Selling Shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.  The Selling Shareholders will likely pay the usual and customary brokerage fees for such services.  Brokers or dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the Selling Shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the Selling Shareholders.  Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the Selling Shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  We can provide no assurance that all or any of the common stock offered will be sold by the Selling Shareholders.

If any Selling Shareholder enters into an agreement, after effectiveness, to sell their shares to a broker-dealer as principal and the broker-deal is acting as an underwriter, we will file a post-effective amendment to our registration statement identifying the broker-dealer, providing the required information regarding the plan of distribution, revising the disclosure in the registration statement and filing the agreement as an exhibit.  Prior to such involvement, a broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

We are bearing all costs relating to the registration of the common stock. We estimate that the expenses of the offering to be paid by us on behalf of the Selling Shareholders will be approximately $15,765.  If applicable, the Selling Shareholders will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The Selling Shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

not engage in any stabilization activities in connection with our common stock;

2.

furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Penny Stock Rules

The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

LEGAL PROCEEDINGS

We have no legal proceedings that have been or are currently being undertaken for or against us, nor are any contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

The sole Director and Officer currently serving our Company is as follows:

Name	Age	Position	Period Serving	Term (1)
Scott Elgood	36	President, CEO, CFO, Director, Secretary	July 30, 2006- July 30, 2007	1 year

The sole Director named above will serve until the next annual meeting of the stockholders.  Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Scott Elgood

Mr. Elgood has acted as our sole Director and Officer since our inception on July 30, 2004.  Mr. Elgood is not affiliated with any other public companies and never has been.  He commits approximately 20 hours per week of his time to our business.  Mr. Elgood is responsible for our overall direction and various initiatives as needed from time to time in maintaining our company.

For the past nine years, to the present, Mr. Elgood has been a director and part owner of Elgood Development Ltd., a  real estate development company.   Through his own pursuits, he has experience researching and investing in mining stocks.   Mr. Elgood is not an expert in geology but has spent considerable time analyzing the structures of other mineral based companies prior to launching this venture.   He will rely on the information forwarded to him by the geologists he has paid to complete the studies regarding our mineral property.

Significant Employees:

We have no significant employees other than Scott Elgood, who is our sole Director and Officer.  For our accounting requirements we utilize the consulting services of an independent book keeper to assist in the preparation of our interim financial statements in accordance with accounting principles generally accepted in the United States.

Conflicts of Interest

Although Mr. Elgood does not work with any other mineral exploration companies other than ours he may devote his time and attention to his real estate development activities.  We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of Mr. Elgood.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee.  We do not have an audit committee because our board of directors has determined that as a  a start-up exploration company with  no revenues it would be too expensive to have one.

Family Relationships

As we have only one director and executive officer, there are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth as of January 10, 2007 certain information regarding the beneficial ownership of our common stock by:

1.

each person who is known by us to be the beneficial owner of more than 5% of the common stock, and

2.

our sole director and executive officer, and

The persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. The number of shares described below include shares which the beneficial owner described has the right to acquire within 60 days of the date of this prospectus. No change in control is currently being contemplated.

As of January 10, 2007, 54,742,500 common shares were issued and outstanding.

Title of Class	Name and Beneficial Owner	Amount and Nature of Beneficial Owner	% Class (1)
Officers and Directors:
Common Stock	Scott Elgood	30,000,000	55%

Title of Class	Name and Beneficial Owner	Amount and Nature of Beneficial Owner	% Class (1)
Officers, Directors and 5% Shareholders as a Group
Common Stock	Scott Elgood	30,000,000	55%

The person listed is the sole Director and Officer of our company and has full voting and investment power with respect to the shares indicated.  Under the rules of the SEC, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As at January 10, 2007 54,742,500 shares of common stock are issued and outstanding and held by 41 shareholders of record.  In the opinion of our securities lawyer, all of this common stock has been validly issued, is fully paid and is non-assessable.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of a majority of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of the date of this prospectus, there is no preferred stock issued or authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase our securities.  We may, however, issue warrants to purchase our securities in the future.

Options

As of the date of this prospectus, there are no options to purchase our securities outstanding.  We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.  We may, however, issue such convertible or exchangeable securities in the future.

Changes in Control:

There are no arrangements which may result in a change in control.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (“NRS”) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in an certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the state of Nevada and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly.  As we currently have less than 200 stockholders the statute does not currently apply to us.

If we do become an “Issuing Corporation” in the future, and the statute does apply to us, our sole director Scott Elgood on his own will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of our outstanding common stock, provided he does so by the specified tenth day after any acquisition of a controlling interest.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, any interest, directly or indirectly, in our company or any of our parents or subsidiaries, if any.  Nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus have been audited by Amisano Hanson, Chartered Accountants, of Vancouver, British Columbia, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for the Blanca 1 mineral claim was prepared by Paul Metcalfe, P. Geo., and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Dr. Metcalfe as a Professional Geoscientist.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws.  Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic.  Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on July 30, 2004, under the laws of the state of Nevada.  On the date of our incorporation, we appointed Scott Elgood as our Director.  On July 30, 2004, Mr. Elgood was appointed President, Chief Executive Officer, Chief Financial Officer and Secretary of our company.  Mr. Elgood may be deemed to be our promoter.

DESCRIPTION OF BUSINESS

Business Development

We are a gold exploration company and were incorporated on July 30, 2004 and on August 1, 2006 we staked a 405 hectare (approximately 1,000 acres) mineral claim in the Province of British Columbia, Canada using an online staking system operated by the Province of British Columbia.

Scott Elgood, our President, located some unstaked ground near Atlin, British Columbia close to the Yukon border.  In August 2006, we staked the “Blanca 1” mineral claim, tenure number 538452.  Mr. Elgood has no previous experience exploring for minerals or operating a mining company.

In September 2006, we engaged Coast Mountain Geological Ltd., who are familiar with the Atlin area, to develop on report about our Blanca 1 claim.  The report entitled “Summary Report on Blanca Mineral Claim Group” dated October 22, 2006 describes the mineral claim, the regional geology, the mineral potential of the claim and recommendations on how we should explore the claim.

The potential economic significance of the mineral claim is that according to our consulting geologist's report, our mineral claim is in such a location that is generally considered to be prospective for the location of metallic mineral deposits.  The area is difficult to access and has not been as thoroughly prospected as have more accessible sites.  Additionally, recent warming trends have resulted in significant retreat of glaciers and snowfields and exposed much previously unexposed bedrock that may reward prospecting.

Location and Means of Access to the Blanca 1 Mineral Claim

The property is situated in the Atlin Mining Division, northern British Columbia, near the B.C./Yukon Territory border, approximately 80 kilometres south-southwest of Whitehorse and 40 kilometres southwest of Carcross, Yukon Territory.

The Blanca 1 claim is in the Partridge Range of the Coast Mountain Ranges, encompassing elevations ranging from approximately 1,100 metres to 1,675 metres and straddles the southeast-flowing Jones Creek, which drains into Partridge Lake to the east.  Both sides of the creek valley comprise very rugged and steep terrain and the general area is typified by high cirques and ice fields on north-facing sides of ridges.  Outcrop is abundant on the steep slopes and along ridge crests, however systematic traversing of exposures is largely precluded by the extreme terrain; mapping is restricted to areas accessible on foot and by helicopter.

The property lies in an area characterised by an alpine environment – a northern interior climate influenced by the Pacific Ocean.  Snow cover can occur from as early as September to as late as June, with summer temperatures averaging 10-15° Celsius. Vegetation consists of alpine grasses and mosses, with jackpine and spruce forest surrounding Partridge Lake at 690 metre elevation.

A road to the former Mount Skukum Mine passes some 20 kilometres north of the property and could be used as a staging area, as the only means of access to the property directly is by helicopter, which would have to be chartered out of Whitehorse.  The claims are also 3.5 kilometres west of Partridge Lake, which could be accessed by float plane.  However one would then have to either walk to and from the claim each day or still have a helicopter transport a camp and personnel into the claim area.

Map 1 – Location of the Blanca 1 Mineral Claim

Blanca 1 Mineral Claim Description

Our Blanca 1 mineral claim is unencumbered and in good standing and there are no third party conditions which affect the claim other than conditions defined by the Province of British Columbia described below.  The claim encompasses an area of 405.079 hectares, which is equivalent to 1,000 acres.  We have no insurance covering the claim.  We believe that no insurance is necessary since the claim is unimproved and contains no buildings or improvements.  The claim is in good standing until August 1, 2007.

There is no assurance that a commercially viable gold deposit exists on the claim.  Exploration will be required before an evaluation as to the economic feasibility of the claim is determined.  Our consulting geologist has written a report and provided us with recommendations of how we should explore our claim.  Until we can validate otherwise, the property is without known resources or reserves and we are planning a one phase exploration program as recommended by our consulting geologist.  We have not commenced any exploration or work on the claim.

Conditions to Retain Title Blanca 1 Mineral Claim

The Blanca 1 mineral claim has an expiry date of August 1, 2007 and in order to maintain the tenure in good standing it will be necessary for us to co-ordinate an agent to perform and record valid exploration work with value of approximatey $3.33 per hectare in anniversary years 1, 2, and 3, and $6.66 per hectare in subsequent years, or, alternatively, to pay the equivalent sum to the Province of British Columbia in lieu of work being performed.  Failure to perform and record valid exploration work or pay the equivalent sum to the Province of British Columbia on the anniversary dates will result in forfeiture of title to the claim.

History of the Blanca 1 Mineral Claim Area

According to the report prepared by our consulting geologist, the earliest activity in the region dates back to the early 1890’s when prospectors travelled along the major lakes and rivers.  The Klondike gold rush of 1898 brought large numbers of people into the area northwest of our property, leading to the discovery of a number of gold and silver bearing quartz veins.

A claim block active in the late 1970’s stretched southward from the southeast corner of the Blanca 1 claim to the Partridge River, covering most of the area bounded by Jones Creek, the south-western tip of Partridge Lake and the Partridge River.  Work in 1978 by E & B Explorations Ltd. consisted of geological, geochemical and prospecting surveys over a one week period to follow up on regional geochemical stream sediment surveys.  The target was uranium anomalies and this survey resulted in the discovery of two radioactive occurrences deemed of negligible interest at the time owing to their limited size evident in abundant outcrop.  Exploration at the time was limited to the northern part of the claim block, which is the part that appears to adjoin and only partially to overlap the southeast corner of Blanca 1.  The assessment report indicates that, while the identified occurrences were themselves not of interest, only half of the streams were sampled and the highest radioactivity recorded during the 1978 work occurred on the north side of Jones Creek, probably just east of the Blanca 1 claim.

In 1981 Kennco Exploration Ltd. conducted reconnaissance geochemistry traverses throughout the claim area, apparently without any follow-up work.

The Blanca 1 claim occupies a small portion of an area formerly covered by a larger group of claims in the late 1980’s that stretched to the west a further 6.5 kilometres and 4 kilometres to the northeast, encompassing terrain as far north as the B.C. – Yukon border. There are currently claims held by a third party extending westward from Blanca 1, more or less along Jones Creek to the B.C. – Yukon border.

Beginning in 1986, and subsequently in 1987 and 1988, Doron Exploration Inc. carried out exploration programs in search of gold and silver mineralization of epithermal origin. Recommendations were made to follow up silver-rich, galena and sphalerite bearing quartz veins with geological mapping, prospecting and blast trenching, but there does not appear to have been any exploration since.  Most, if not all, of these occurrences appear to lie within the Blanca 1 claim.

One of the targets also recommended for follow-up was a large boulder of native silver bearing quartz, pyrrhotite, pyrite and arsenopyrite found at the base of an ice field.  The source of this boulder was never found.  However, more outcrop exposure is likely evident now as a result of receding ice over the years.  The location of the ice field and the boulder, however, appear to be outside the Blanca 1 claim, to the west.  The claims adjoining Blanca 1 in this direction were only been registered in January 2006, and there is no record of recent work.

Regional Geology

The general area lies on the eastern side of the Coast Belt, one of five geological and physiographic belts which define the Canadian Cordillera.  The area is underlain predominantly by Cretaceous to Lower Tertiary age granitoid intrusive rocks, which contain pendants of the Palaeozoic Yukon Group metamorphic complex.  Overlying this basement is a nested caldera complex of younger (Eocene) age with an associated, thick succession of pyroclastic and epiclastic rocks related to the eruption, subsidence and filling of subsidence structures.  The Blanca property area lies across the southwestern margin of this complex.

Present Condition of the Blanca 1 Mineral Claim

The Blanca 1 claim was located by online staking and we do not know the present condition of the claim because we have yet to go on site. However, according to our geological report we should expect to find rugged alpine terrain. There is no equipment, infrastructure or electricity on the claim.

Geology of the Blanca 1 Mineral Claim

The Blanca 1 mineral claim is the subject of a geological report prepared by Coast Mountain Geological Ltd. dated October 22, 2006.  Coast Mountain has not been on the Blanca 1 claim, but it is familiar with the Atlin mining district and has reviewed various government publications, maps, and reports to determine the geology of the Blanca 1 claim.  Our geological report indicates our claim is situated in volcanic rocks that are surrounded by various granitic members of the Coast Plutonic Complex.  Such a location is generally considered to be highly prospective for the location of metallic mineral deposits.  Recent warming trends have resulted in significant retreat of glaciers and snowfields, and has exposed much previously unexposed bedrock that may reward prospecting.

Competitive Conditions

The mineral exploration business is an extremely competitive industry.  We are competing with many other exploration companies looking for minerals.  We are among one of the smallest exploration companies and a very small participant in the mineral exploration business.  Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners.  Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Raw Materials

The raw materials for our exploration program will be items including camp equipment, sample bags, first aid supplies, groceries and propane.  All of these types of materials are readily available from a variety of suppliers in either the City of Vancouver or the town of Atlin in British Columbia, Canada.

Dependence on Major Customers

We have no customers.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks.  Additionally, we have no royalty agreements or labor contracts.

Government Approvals and Regulations

We will be required to comply with all regulations defined in the Mineral Tenure Act for the Province of British Columbia.  The Act is well defined by the Province of British Columbia and is available from us upon request.

The effect of these existing regulations on our business is that we are able to carry out our exploration program as we have described in this prospectus.  However, it is possible that a future government could change the regulations that could limit our ability to explore our claim, but we believe this is highly unlikely.

Research and Development Expenditures

We have not incurred any research or development expenditures since our inception on July 30, 2004.

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program.

Employees

We do not have any employees other than Scott Elgood.  We intend to retain the services of independent geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our Blanca 1 mineral claim.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form SB-2 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC.  However, unless we have the requisite number of shareholders we are only obliged to report to the SEC for one year.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330. Since we are an electronic filer, the easiest way to access our reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our plan of operations for the next twelve months is to complete the following objectives within the time periods specified, subject to our obtaining any additional funding necessary for the continued exploration of our Blanca 1 mineral claim.  We have enough cash on hand to complete our proposed exploration program.  We do not have enough funds to carry out any additional exploration work if the results of the proposed exploration program are successful.  The following is a brief summary of our proposed exploration program:

1.

As recommended by our consulting geologist, we plan to implement a single phase of exploration for the coming field season, commencing in June 2007.  The program will consist of stream sediment sampling of the subordinate drainages along Jones Creek and more detailed sampling of the existing showings, for a total cost of approximately $20,000.

As at September 30, 2006, we had a cash balance of $21,849.  We have enough cash on hand to complete our Phase One exploration program.  If the Phase One exploration program is successful we will have to raise additional funds starting in the summer of 2007 so that our next phase of exploration could commence in September 2007.

During the next 12 months, we do not anticipate generating any revenue.  We anticipate that any additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in the Blanca 1 mineral claim.  If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company.  We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our second phase exploration program, if applicable.  In the absence of such financing, our business will fail.  We may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete our continued exploration of the Blanca 1 mineral claim.  We have not undertaken any efforts to locate a joint venture partner.  If we enter into a joint venture arrangement, we will assign a percentage of our interest our mineral claim to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future.  We base this expectation, in part, on the fact that very few mining claims in the exploration stage ultimately develop into producing, profitable mines.  Our future financial results are also uncertain due to a number of factors, some of which are outside our control.  These factors include, but are not limited to:

•

our ability to raise additional funding;

•

the market price for gold;

•

the results of our proposed exploration programs on the mining claims; and

•

our ability to find joint venture partners for the development of our mining claim interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

Phase One Exploration Cost Review

The costs described which include geologist, geotechnician, camp, supplies, equipment rental and food, assays, transportation costs, a technical report and a 10% contingency make up the entire cost of our Phase One exploration program.  The table below summarizes the cost estimate for the Phase One exploration program. We expect Phase One will be again conducted by SJ Geophysics Ltd.

Phase One Exploration Program
Cost Estimate
Geologist	3,800
Geotechnician	2,600
Camp, supplies, equipment rental and food	1,800
Assays	2,200
Helicopter	5,400
Report	2,200
10% contingency	2,000
TOTAL:	20,000

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor.  Our outside consultant charges us approximately $400 to prepare our quarterly financial statements and approximately $1,000 to prepare our annual financial statements.  Our independent auditor charges us approximately $2,500 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements.  In the next twelve months, we anticipate spending approximately $14,700 to pay for our accounting and audit requirements.

SEC Filing Plan

We hope to become a reporting company in 2007 if SB-2 Registration Statement is declared effective.  This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis.  We expect to incur filing costs of approximately $800 per quarter to support our quarterly and annual filings.

Results of Operations

We have had no operating revenues since our inception on July 30, 2004, through to September 30, 2006.  Our activities have been financed from the proceeds of share subscriptions.  From our inception, on July 30, 2004, to September 30, 2006 we have raised a total of $34,990 from private offerings of our common stock.

For the period from inception on July 30, 2004, to September 30, 2006, we incurred total expenses of $30,547. These expenses included $604 in mineral property costs represented by the cost charged to operations for the acquisition of the Blanca 1 mineral claim.  We incurred $4,500 in professional fees.  For the year ended September 30, 2006, we incurred total expenses of 28,267.  We incurred $4,500 in professional fees during the period.

Liquidity and Capital resources

At September 30, 2006 we had a cash balance of $21,849.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the Blanca 1 mineral claim and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

Our executive offices are located at #114, 219 Grant Street, Saskatoon, Saskatchewan, Canada, S7N 2A1.  Our President currently provides this space to us free of charge.   The rental value of this space is insignificant considering it’s location and size.

We also have one mineral claim located in the Atlin Mining Division, British Columbia, Canada as described in the section “Description of Business”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 5, 2004, our sole Director and Officer, Scott Elgood, acquired 2,000,000 shares of our common stock at a price of $0.001 for total proceeds of $2,000.

Except as noted above, none of the following parties has, since our inception on July 30, 2004, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•

Any of our promoters;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person.

The promoter of our company is Scott Elgood.  Except for the transactions with Mr. Elgood noted above, there is nothing of value to be received by each promoter, either directly or indirectly, from us.  Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from each promoter, either directly or indirectly, from us.

MARKET FOR COMMON EQUITY AND

RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board (OTCBB) upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of January 10, 2007, we had 41 registered shareholders and 54,742,500 shares outstanding.

Rule 144 Shares

In addition to the shares covered by this prospectus, a total of 2,000,000 shares of our common stock are available for resale to the public after August 5, 2005, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 36,500 shares as of the date of this prospectus; or

2.

the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 2,000,000 of the shares that will be eligible for Rule 144 sales.  These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than 10% of the aggregate amount of common shares then outstanding.

Equity Compensation Plans

We have no equity compensation program including a stock option plan and none are planned for the foreseeable future.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts

					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)
Scott Elgood, President	2004 2005 2006	2000 Nil 17,200	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil

Our sole officer and director, Scott Elgood, was not compensated during the fiscal year ended September 30, 2005 but received $17,200 for the fiscal year ended September 30, 2006 and was issue 2,000,000 shares in exchange for services valued at $2000 for fiscal year ended September 30, 2004.

We presently do not have any compensation agreement with our sole officer and director.  We do not pay to our sole director any compensation for such director serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on July 30, 2004.

FINANCIAL STATEMENTS

September 30, 2006 and September 30, 2005

Page

Accountant’s Audit Report

F-1

Consolidated Balance Sheet

F-2

Consolidated Statements of Operations

F-3

Consolidated Statements of Income

F-4

Consolidated Statements of Changes in Stockholders’ Equity

F-5

Consolidated Statements of Cash Flows

F-6

Notes to Financial Statements

F-7

BLANCA CORP.

(A Pre-exploration Stage Company)

REPORT AND FINANCIAL STATEMENTS

September 30, 2006, 2005 and 2004

(Stated in US Dollars)

A PARTNERSHIP OF INCORPORATED PROFESSIONALS

AMISANO HANSON

CHARTERED ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,

Blanca Corp.

(A Pre-exploration Stage Company)

We have audited the accompanying balance sheets of Blanca Corp. (A Pre-exploration Stage Company) as of September 30, 2006, 2005 and 2004 and the related statement of operations, cash flows and stockholders’ equity (deficiency) for the years ended September 30, 2006 and 2005 and for the periods July 30, 2004 (Date of Inception) to September 30, 2004 and 2006.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Blanca Corp. as of September 30, 2006, 2005 and 2004 and the results of its operations and its cash flows for the years ended September 30, 2006 and 2005 and for the periods July 30, 2004 (Date of Inception) to September 30, 2004 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company is in the pre-exploration stage, has no established source of revenue and is dependent on its ability to raise capital from stockholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  Management plans to address this substantial doubt are also discussed in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	“AMISANO HANSON”
December 8, 2006	Chartered Accountants

750 WEST PENDER STREET, SUITE 604

TELEPHONE:    604-689-0188

VANCOUVER CANADA

FACSIMILE:      604-689-9773

V6C 2T7

E-MAIL:         amisan@telus.net

BLANCA CORP.

(A Pre-exploration Stage Company)

BALANCE SHEETS

September 30, 2006, 2005 and 2004

(Stated in US Dollars)

ASSETS
		2006	2005	2004

Current
Cash		$ 21,849	$ -	$ -

LIABILITIES

Current
Accounts payable and accrued liabilities		$ 7,306	$ 280	$ 280
Related party loan – Notes 4 and 7		10,100	-	-

		17,406	280	280

STOCKHOLDERS’ EQUITY (DEFICIENCY)

Common stock, $0.001 par value
75,000,000	shares authorized
54,742,500	(2005: 30,000,000) shares issued – Note 4	54,743	30,000	30,000
Additional paid-in capital		(19,753)	(28,000)	(28,000)
Deficit accumulated during the pre-exploration stage		(30,547)	(2,280)	(2,280)

		4,443	(280)	(280)

		$ 21,849	$ -	$ -

Nature and Continuance of Operations – Note 1

Subsequent Event – Note 7

SEE ACCOMPANYING NOTES

BLANCA CORP.

(A Pre-exploration Stage Company)

STATEMENTS OF OPERATIONS

for the years ended September 30, 2006 and 2005

and for the periods July 30, 2004 (Date of Inception) to September 30, 2004 and 2006

(Stated in US Dollars)

			July 30,	July 30,
			2004	2004
			(Date of	(Date of
			Inception) to	Inception) to
	Years ended September 30,		September 30,	September 30,
	2006	2005	2004	2006

Expenses
Accounting and audit fees	$ 4,500	$ -	$ -	$ 4,500
Bank charges	173	-	-	173
Management fees – Note 4	17,200	-	2,000	19,200
Mineral property costs	604	-	-	604
Office and miscellaneous	927	-	280	1,207
Telephone	2,255	-	-	2,255
Transfer agent and filing fees	120	-	-	120
Travel	2,488	-	-	2,488

Net loss for the period	$ (28,267)	$ -	$ (2,280)	$ 30,547

Basic and diluted loss per share	$ (0.00)	$ (0.00)	$ (0.00)

Weighted average number of shares outstanding	37,884,973	30,000,000	27,619,048

BLANCA CORP.

(A Pre-exploration Stage Company)

STATEMENTS OF CASH FLOWS

for the years ended September 30, 2006 and 2005

and for the periods July 30, 2004 (Date of Inception) to September 30, 2004 and 2006

(Stated in US Dollars)

			July 30,	July 30,
			2004	2004
			(Date of	(Date of
			Inception) to	Inception) to
	Years ended September 30,		September 30,	September 30,
	2006	2005	2004	2006

Operating Activities
Net loss for the period	$ (28,267)	$ -	$ (2,280)	$ (30,547)
Items not affecting cash:
Management fees	-	-	2,000	2,000
Changes in non-cash working capital Capital balances related to operations
Accounts payable and accrued liabilities	7,026	-	280	7,306

Cash used in operating activities	(21,241)	-	-	(21,241)

Financing Activities
Capital stock issued	32,990	-	-	32,990
Increase in related party loan	10,100	-	-	10,100

Cash from financing activities	43,090	-	-	43,090

Increase in cash during the period	21,849	-	-	21,849

Cash, beginning of the period	-	-	-	-

Cash, end of the period	$ 21,849	$ -	$ -	$ 21,849

Non-cash Transaction – Note 6

BLANCA CORP.

(A Pre-exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

for the years ended September 30, 2006 and 2005

and for the periods July 30, 2004 (Date of Inception) to September 30, 2004 and 2006

(Stated in US Dollars)

				Deficit
				Accumulated
				During the
			Additional	Pre-
	*Common Shares		Paid-in	Exploration
	Number	Par Value	Capital	Stage	Total

Capital stock issued for services – at $0.000067	30,000,000	$ 30,000	$(28,000)	$ -	$ 2,000
Net loss for the period	-	-	-	(2,280)	(2,280)
Balance, as at September 30, 2004 and 2005	30,000,000	30,000	(28,000)	(2,280)	(280)
Capital stock issued for cash – at $0.0013	24,742,500	24,743	8,247	-	32,990
Net loss for the period	-	-	-	(28,267)	(28,267)

Balance, as at September 30, 2006	54,742,500	$ 54,743	$(19,753)	$(30,547)	$ 4,443

* On July 29, 2006, the Company’s shares were forward split on a 15 new for 1 old basis. The number of shares issued, par value and additional paid-in capital have been restated to reflect this forward split.

SEE ACCOMPANYING NOTES

BLANCA CORP.

(A Pre-exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2006, 2005 and 2004

(Stated in US Dollars)

Note 1

Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on July 30, 2004 and is extra provincially registered in British Columbia, Canada.  The Company is in the pre-exploration stage and has staked a mineral property located in British Columbia and has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain the necessary financing to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At September 30, 2006, the Company had not yet achieved profitable operations, has accumulated losses of $30,547 since its inception, has working capital of $4,443, which may not be sufficient to sustain operations over the next twelve months, and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

The Company proposes to file a prospectus with the Securities and Exchange Commission on form SB-2 for the registration of up to 24,742,500 common shares at $0.10 per share, subject to regulatory approval.  These shares will be sold by existing shareholders and the Company will not receive any proceeds from this sale.  The Company also intends to seek a listing on the United States Over-the-Counter Bulletin Board.

Note 2

Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Pre-exploration Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as pre-exploration stage.

Mineral Property

Costs of lease, acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards (“SFAS”), No. 109 “Accounting for Income Taxes”.  Under the assets and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with the SFAS No. 128, “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the period.  Diluted loss per share has not been provided as it would be antidilutive.

Foreign Currency Translation

The Company’s functional currency is United States (“U.S.”) dollars as substantially all of the Company’s operations use this denomination.  The Company uses the U.S. dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with SFAS No. 52.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses would be included in Other Income (Expenses) on the Statement of Operations.

Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities and related party loan approximate their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3

Mineral Property

Blanca Mineral Claim

The Company staked a mineral claim known as the Blanca 1 Project located in the Atlin Mining District in the Northwest British Columbia, Canada.  Staking costs of $147 are included in mineral property costs.

Note 4

Related Party Transactions – Note 7

The Company was charged the following by a director of the Company:

			July 30, 2004	July 30, 2004
			(Date of	(Date of
			Inception) to	Inception) to
	Years ended September 30,		September 30,	September 30,
	2006	2005	2004	2006

Management fees	$ 17,200	$ -	$ 2,000	$ 19,200

The related party loan is due to a director of the Company for funds advanced.  The loan is unsecured, non-interest bearing and has no specific terms for repayment.

During the period ended September 30, 2006, the Company issued 30,000,000 common shares for $2,000 to a director of the Company.

Note 5

Income Taxes

The significant components of the Company’s deferred tax assets are as follows:

	2006	2005

Deferred tax assets
Non-capital loss carryforward	$ 4,582	$ 342
Less: valuation allowance for deferred tax asset	(4,582)	(342)

	$ -	$ -

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely-than-not to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

No provision for income taxes has been provided in these financial statements due to the net loss.  At September 30, 2006 the Company has net operating loss carryforwards, which expire commencing in 2024, totalling approximately $31,000 the benefit of which has not been recorded in the financial statements.

Note 6

Non-cash Transaction

Investing and financing activities that do not have an impact on current cash flows are excluded from the statements of cash flows.

During the period July 30, 2004 (date of inception) to September 30, 2004, the Company issued 30,000,000 common shares of the Company to a director of the company for management fees totalling $2,000.

This transaction has been excluded from the statements of cash flows.

Note 7

Subsequent Event

On December 4, 2006, the Director of the Company advanced $20,000 to the Company.  This advance is unsecured, non-interest bearing and has no specific terms for repayment.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception on July 30, 2004, there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure.  In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within our two most recent fiscal years and the subsequent interim periods.

AVAILABLE INFORMATION

Upon the effectiveness of our registration statement, we will file reports with the SEC. We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the SEC with respect to the shares of our common stock offered by the selling security holders through this prospectus.  This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of our referenced contracts, agreements or documents and are not necessarily complete.  We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to shareholders.  We will not deliver such reports to our shareholders until after, and if, this offering is declared effective by the SEC.  Once such effectiveness is granted, if ever, we will deliver annual reports to securities holders containing audited financial statements as well as complying with other SEC and state filing requirements.

Dealer Prospectus Delivery Obligation

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or wilful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for our directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit.  This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to provisions of the State of Nevada, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

SEC registration fee	$ 264.74
Accounting and audit fees and expenses	6,500.00
Legal fees and expenses	3,500.00
Electronic filing fees	2,000.00
Printing costs	100.00
Courier costs	110.00
Total	$ 12,474.74

All amounts are estimates other than the SEC Registration Fee.  We are paying all expenses listed above.  None of the above expenses of issuance and distribution will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

As of January 10, 2007 we have sold 54,742,500 shares of unregistered securities.  All of these 54,742,500 shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Canadian residents.

The shares include the following four offerings:

1.

On August 5, 2004, we issued 2,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $2,000 to our President.  Subsequent to the issuance of these securities, our shares were forward split on the basis of fifteen new shares for each one old share.  Accordingly, the 2,000,000 have now been split into 30,000,000 shares.; and

2.

In April 2006 we issued 260,000 shares of common stock to 6 non-affiliate Canadian residents at a price of $0.02 per share for cash proceeds of $5,200.  Subsequent to the issuance of these securities, our shares were forward split on the basis of fifteen new shares for each one old share.  Accordingly, the 260,000 have now been split into 3,900,000 shares.;

3.

In May 2006 we issued 961,000 shares of common stock to 23 non-affiliate Canadian residents at a price of $0.02 per share for cash proceeds of $19,220.  Subsequent to the issuance of these securities, our shares were forward split on the basis of fifteen new shares for each one old share.  Accordingly, the 961,000 have now been split into 14,415,000 shares.; and

4.

In June 2006 we issued 428,500 shares of common stock to 11 non-affiliate Canadian residents at a price of $0.05 per share for cash proceeds of $8,570.  Subsequent to the issuance of these securities, our shares were forward split on the basis of fifteen new shares for each one old share.  Accordingly, the 428,500 have now been split into 6,427,500 shares.

With respect to all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units.  Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person.  The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act.  The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act.  All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

EXHIBITS

Exhibit Number	Description
3.1	Certificate of Incorporation dated July 30, 2004
3.2	Articles of Incorporation dated July 30, 2004
3.3	Bylaws, effective July 30, 2004
5.1	Legal Opinion Letter and Consent
23.1	Consent Letter from Independent Auditor
23.2	Consent of Geologist

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)

include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)

include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

3.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)

any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(b)

any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d)

any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser;

(1)

That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to any offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 340A shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on January 10, 2007.

BLANCA CORP.

By:

/s/ Scott Elgood

Scott Elgood

President, CEO, CFO, Director, Secretary, Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Scott Elgood Scott Elgood	President, CEO, CFO, Director, Secretary, Principal Accounting Officer	January 10, 2007